UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 25, 2010

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Milton, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Performance Share Awards

The Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Exide Technologies (the "Company") recommended to the Board, and on March 25, 2010, the Board approved Performance Share Awards for all of the Company's named executive officers other than Gordon Ulsh (the "NEOs") under the Exide Technologies 2009 Stock Incentive Plan. Mr. Ulsh has previously announced his retirement effective later this year. Each Performance Share granted pursuant to the Performance Share Awards represents a contingent right to receive one share of the Company’s common stock. The Performance Share Awards are payable to each of the NEOs based on the achievement of performance goals relating to two measures for the period beginning on April 1, 2010 and ending on March 31, 2013: relative total shareholder return ("Relative TSR") and cumulative earnings before interest and taxes, adjusted to exclude gains and losses from currency remeasurement and warrants revaluation ("Cumulative EBIT").

Upon the achievement of a threshold three-year Cumulative EBIT, each NEO will be entitled to receive up to two-thirds of his or her Performance Share Award based on the Company's Relative TSRvas compared tocthe components of the Russell 2000. Each NEO may also receive up to one-third of his or her Performance Share Award upon the achievement of a target Cumulative EBIT. No additional shares can be earned for performance above the target Cumulative EBIT.

Maximum Number of Performance Shares Awarded to Each NEO

E.J. O’Leary: 55,000
Phillip A. Damaska: 33,833
Barbara A. Hatcher: 26,250
Mitchell S. Bregman: 22,187

The foregoing descriptions of the terms and conditions of the Performance Share Award Agreements are qualified in their entirety by reference to the complete terms and conditions of the Form of Performance Share Award Agreement, attached hereto as Exhibit 10.1.

NEO Restricted Share Awards

The Committee also recommended and the Board approved awards of restricted stock to the NEOs. Awards of restricted stock will vest ratably over a three-year period beginning on March 25, 2011.

Number of Restricted Stock Awarded to Each NEO

E.J. O’Leary: 27,500
Phillip A. Damaska: 16,917
Barbara A. Hatcher: 13,125
Mitchell S. Bregman: 11,093

The foregoing descriptions of the terms and conditions of the restricted share awards are qualified in their entirety by reference to the complete terms and conditions of the Form of Restricted Stock Award Agreements, attached hereto as Exhibit 10.2.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Nominating and Corporate Governance Committee of the Board recommended, and on March 25, 2010, the Board approved, amendments to the Company's Amended and Restated Bylaws (the "Bylaws").

The principal amendments include the following: (1) revisions to Article II, Section 2.03 and 2.05 to clarify the notice requirements and establishment of record dates for meetings of the stockholders; (2) revisions to Article IV, Section 4.07 describing the Board's discretionary authority to separate and allocate responsibilities between the Chief Executive Officer and the President; (3) revisions to Article VI, Section 6.07 clarifying the procedures for establishing a record date for stockholder meetings and the payment of dividends; and (4) revisions to Article X, Section 10.01 permitting the Bylaws to be amended at either an annual or special meeting of stockholders.

The above description of the amendments is not complete and is qualified in its entirety by reference to the Bylaws, as amended, a copy of which is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

3.1 Amended and Restated Bylaws dated March 25, 2010

10.1 Form of Performance Share Award Agreement *

10.2 Form of Restricted Stock Award Agreement

* Portions of this exhibit have been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

March 31, 2010	By:	/s/ Phillip A. Damaska

Name: Phillip A. Damaska
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws dated March 25, 2010
10.1	Form of Performance Share Award Agreement (Portions of this exhibit have been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission)
10.2	Form of Restricted Stock Award Agreement